Exhibit 1.1

[                ] American Depositary Shares*

Representing

[                ] Ordinary Shares

MIX TELEMATICS LIMITED

UNDERWRITING AGREEMENT

St. Petersburg, Florida

August [    ], 2013

Raymond James & Associates, Inc.

William Blair & Company, L.L.C.

As Representatives of the Several Underwriters

      listed on Schedule I hereto

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

MiX Telematics Limited, a South African company with limited liability (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), and certain shareholders of the Company named in Schedule II hereto (the “Selling Shareholders”) severally and not jointly propose, subject to the terms and conditions stated herein, to sell to the Underwriters, an aggregate of [                ] American Depositary Shares (“ADSs”), each ADS representing 25 of the Company’s ordinary no par value shares (the “Ordinary Shares”), of which (a) [                ] ADSs are to be issued and sold by the Company (the “Company ADSs”), and (b) [                ] ADSs in aggregate are to be sold by the Selling Shareholders (the “Selling Shareholder ADSs”), each Selling Shareholder selling the number of ADSs set forth opposite such Selling Shareholder’s name under the heading “Number of Firm Securities to be Sold” in Schedule II hereto. Certain Selling Shareholders affiliated with the Company (referred to as the “Affiliate Selling Shareholders”) (identified on Schedule II hereto) are parties to this Underwriting Agreement. Certain Selling Shareholders that are not affiliated with the Company (identified on Schedule II hereto) (the “Non-Affiliated Selling Shareholders”) are parties to a separate agreement dated the date hereof with the Underwriters substantially in the form attached hereto as Exhibit H (collectively, the “Non-Affiliated Selling Shareholder Agreement”) providing for their Selling Shareholder ADSs to be sold to the Underwriters on the terms and

*	Plus an additional [ ] ADSs subject to Underwriter’s over-allotment option.

conditions stated therein. The Non-Affiliated Selling Shareholder Agreement shall be read with this Underwriting Agreement. When reference is made in this Underwriting Agreement to the Selling Shareholder ADSs, the Firm Securities (as defined herein), the Additional Securities (as defined herein) and the Offered Securities (as defined herein), these terms shall be understood to include the Selling Shareholder ADSs to be sold pursuant to the Selling Shareholder Agreement.

The aggregate of [                ] ADSs to be purchased from the Company and the Selling Shareholders are called the “Firm Securities.” In addition, the Selling Shareholders have severally and not jointly agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional [                ] ADSs (the “Additional Securities”) to cover over-allotments by the Underwriters, if any, each Selling Shareholder selling up to the amount set forth opposite such Selling Shareholder’s name under the heading “Number of Additional Securities Available” in Schedule II hereto. In the event of a partial exercise of the option to purchase Additional Securities by the Underwriters, each Selling Shareholder, severally and not jointly, agrees to sell such number of ADSs (subject to such adjustments as you may determine to avoid fractional ADSs) that reflects the pro rata reduction in the number of Additional Securities to be sold by such Selling Shareholder in order to satisfy such partial exercise. The Firm Securities and the Additional Securities are collectively referred to in this Agreement as the “Offered Securities.” Unless the context otherwise requires, each reference to the ADSs, the Firm Securities, the Additional Securities and the Offered Securities herein also includes the underlying Ordinary Shares (hereinafter referred to as the “Offered Shares”). Raymond James & Associates, Inc. and William Blair & Company, L.L.C. are acting as the representatives of the several Underwriters and in such capacity are referred to in this Agreement as “you” or the “Representatives.”

The ADSs are to be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to a deposit agreement (the “Deposit Agreement”) dated as of [            ], 2013 among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the holders and beneficial holders from time to time of the ADRs. Upon the satisfaction of the conditions contained in this Agreement, the following shall occur with respect to the Company ADSs and the Selling Shareholder ADSs: (i) on or prior to the Closing Date (as hereinafter defined), the Company shall deposit with the Depositary the number of Ordinary Shares that reflect the number of Company ADSs to be sold by it, and the Selling Shareholders shall deposit with the Depositary the number of Ordinary Shares that reflects the number of Selling Shareholder ADSs to be sold by each of them; (ii) on the Closing Date, the Depositary shall deliver the Company ADSs and the Selling Shareholder ADSs to the accounts of the several Underwriters, against receipt by the Company and the Attorney (as hereinafter defined) from the Representatives of payment for such ADSs as provided in this Agreement; and (iii) the Attorney shall distribute payment to the Selling Shareholders in respect of the number of Ordinary Shares deposited by each of them.

Each of the Company and the Selling Shareholders wish to confirm as follows its agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Offered Securities from the Company and the Selling Shareholders.

1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form F-1 (File No. 333-189799), including a prospectus subject to completion, relating to the Offered Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at the time when it becomes effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.” The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the “Prospectus.” If the Company files another registration statement with the Commission to register a portion of the Offered Securities pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form F-1 (File No. 333-189799) and the Rule 462 Registration Statement, if any, as each such registration statement may be amended pursuant to the Act as of the date and time as of which such Registration Statement, or the most recent post-effective amendment thereto, was declared effective by the Commission (the “Effective Date”). The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus is referred to in this Agreement as the “Preliminary Prospectus.” A registration statement on Form F-6 (File No. 333-189799) relating to the ADSs has been filed with the Commission and has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”).

For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Offered Securities. “Time of Sale” shall mean [—] [a.m.][p.m.] (St. Petersburg, Florida time). “Time of Sale Information” shall mean, as of the Time of Sale, the Preliminary Prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, the ADS Registration Statement, a Preliminary Prospectus, the Prospectus or the Time of Sale Information, or any amendments or supplements to any of the foregoing, shall be deemed to refer to and include any documents incorporated by reference therein, and shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

2. Agreements to Sell and Purchase. Upon the terms and conditions set forth herein, (i) the Company agrees to, in accordance with this Agreement, issue and sell an aggregate of [                ] Company ADSs to the Underwriters and (ii) each of the Selling Shareholders, whether pursuant to this agreement and/or the Selling Shareholder Agreement, severally and not jointly, agrees to sell, in accordance with this Agreement, an aggregate of [                ] Selling

Shareholder ADSs to the Underwriters, each Selling Shareholder selling the number of Selling Shareholder ADSs set forth opposite such Selling Shareholder’s name on Schedule II hereto. Upon the basis of the representations, warranties and agreements of each of the Company and the Selling Shareholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders at a purchase price of $[        ] per ADS (the “purchase price per ADS”), the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto.

The Selling Shareholders also agree, whether pursuant to this agreement and/or the Selling Shareholder Agreement, severally and not jointly, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Selling Shareholders herein contained or contained in the Selling Shareholder Agreement, and subject to all the terms and conditions set forth herein and therein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Selling Shareholders, up to an aggregate of [                ] Additional Securities at the purchase price per ADS for the Additional Securities. The Additional Securities may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Securities. If any Additional Securities are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Selling Shareholders that proportion of the total number of Additional Securities then being purchased which the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Additional Securities or, in the event of a partial exercise of the option, a smaller number of Additional Securities that reflects the pro rata reduction in the number of Additional Securities to be sold in order to satisfy such partial exercise (subject to such adjustments as you may determine to avoid fractional ADSs). The option to purchase Additional Securities may be exercised, in whole or in part, at any time within 30 days after the date of the Prospectus, but no more than once.

3. Terms of Public Offering. Each of the Company and the Selling Shareholders has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after the Registration Statement, the ADS Registration Statement, this Agreement and the Selling Shareholder Agreement have become effective as in your judgment is advisable and to offer the Offered Securities upon the terms set forth in the Prospectus.

Not later than 12:00 p.m. on the second business day following the date the Offered Securities are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

4. Delivery of the Offered Securities and Payment Therefor. Delivery to the Underwriters of the Firm Securities and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida at 10:00 a.m., St. Petersburg, Florida time, on [            ], 2013, or such other place, time and date not later than 1:30 p.m., St. Petersburg, Florida time, on [            ], 2013 as the Representatives shall designate by written notice to the Company and the Selling Shareholders (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Securities and the Closing Date may be varied by agreement between the Representatives, the Company and the

Selling Shareholders. Each of the Company and the Selling Shareholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company, the Selling Shareholders or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 hereof.

Delivery to the Underwriters of and payment for any Additional Securities to be purchased by the Underwriters shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (the “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representatives on behalf of the Underwriters to the Company and the Selling Shareholders, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Securities. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Securities as to which the Underwriters are exercising the option and (ii) the names and denominations in which the ADRs evidencing the Additional Securities are to be registered. The place of closing for the Additional Securities and the Additional Closing Date may be varied by agreement between you, the Company and the Selling Shareholders.

ADRs evidencing the Firm Securities and any Additional Securities to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., St. Petersburg, Florida time, not later than the business day preceding the Closing Date or the Additional Closing Date, as the case may be. Delivery of the Offered Securities shall be made through the facilities of The Depository Trust Company (“DTC”). The ADRs evidencing the Firm Securities and any Additional Securities to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefore by wire transfer of immediately available funds to an account or accounts specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company and the Attorney. Payment for the Offered Securities sold by the Company hereunder shall be delivered by the Representatives to the Company. Payment for the Offered Securities sold by the Selling Shareholders hereunder shall be delivered by the Representatives as directed by the Attorney.

It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per ADS for the ADSs that the Underwriters have agreed to purchase. Raymond James and Associates, Inc., individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Offered Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

Each Selling Shareholder hereby confirms that it has authorized the Attorney (as hereinafter defined) in terms of the Power of Attorney executed by such Selling Shareholder (as hereinafter defined) to deduct or arrange to be deducted (without imposing any liability therefor on the Attorney) the amount of all stock transfer taxes (including securities transfer tax payable in terms of the South African Securities Transfer Tax Act, 2007 (“STT”)), stamp duties and other similar taxes payable upon the delivery of Offered Shares to the Depositary in connection with the sale of Offered Securities by such Selling Shareholder hereunder from the proceeds to such Selling Shareholder.

5. Covenants and Agreements.

5.1 Of the Company. The Company covenants and agrees with the several Underwriters as follows:

(a) The Company will use its best efforts to cause the Registration Statement, the ADS Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement and the ADS Registration Statement have become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or of the suspension of qualification of the Offered Securities for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5.1(i) hereof, of any adverse change in the Company’s or any subsidiary’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement, the ADS Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect as of the date made or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) under the Act before the close of business on the first business day immediately following the date hereof.

(b) The Company will furnish to you, without charge, two signed duplicate originals of the Registration Statement and the ADS Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement and the ADS Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

(c) The Company will promptly file (or cause to be filed, if applicable) with the Commission any amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives be required by the Act or requested by the Commission.

(d) The Company will furnish a copy of any amendment or supplement to the Registration Statement, the ADS Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and counsel for Underwriters and obtain your consent prior to filing any of those with the Commission.

(e) The Company will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus without your prior consent.

(f) The Company will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the ADS Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g) If at any time following the distribution of any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act (“Testing-the-Waters Communication”) that is a written communication within the meaning of Rule 405 under the Act (“Written Testing-the-Waters Communications”) there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission. The Company will promptly notify the Representatives of (A) any distribution by the Company of Written Testing-the-Waters Communications and (B) any request by the Commission for information concerning the Written Testing-the-Waters Communications.

(h) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5.1(i) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Offered Securities are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

(i) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Offered Securities, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Offered Securities are offered by the several Underwriters and by all dealers to whom Offered Securities may be sold, both in connection with the offering and sale of the Offered Securities and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Offered Securities pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Offered Securities under Section 4(a)(3) of the Act and Rule 174 under the Act thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5.1(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(j) The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Offered Securities for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Offered Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Offered

Securities, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Offered Securities in any jurisdiction is suspended, the Company shall so advise you promptly in writing. The Company will use its best efforts to qualify or register the Offered Securities for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading and will comply with such Blue Sky laws and will use its best efforts to continue such qualifications, registrations and exemptions in effect for a period of two years after the date hereof.

(k) The Company will make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158 under the Act), which need not be audited, covering a twelve-month period commencing after the Effective Date and ending not later than 24 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(l) If this Agreement shall be terminated by the Underwriters (except pursuant to a termination under Section 12 hereof) because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

(m) The Company will apply the net proceeds from the sale of the Company ADSs to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(n) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), the Company will not, directly or indirectly, (1) offer for sale, issue, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares, options, warrants or other securities of the Company (the “Company Securities”) or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities (other than the exercise of equity incentives pursuant to the Company’s equity incentive plans existing on the date hereof) held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), or sell or grant options, rights or warrants with respect to any Lock-Up Shares or securities convertible into or exchangeable for Lock-Up Shares (other than the grant of equity incentives pursuant to the Company’s equity incentive plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Lock-Up Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Shares or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Lock-Up Shares or securities convertible, exercisable or exchangeable into Lock-Up Shares or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives on behalf of the Underwriters, and to cause each officer, director and shareholder of the Company set forth on Schedule IV hereto to furnish to the Representatives, prior to the date hereof, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or announces material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waive such extension in writing.

(o) Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

(p) The Company will comply with all provisions of any undertakings contained in the Registration Statement and the ADS Registration Statement.

(q) The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the ADSs or the Ordinary Shares to facilitate the sale or resale of any of the Offered Securities.

(r) The Company will timely file with NYSE all documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(s) The Company will on or prior to the Closing Date obtain all approvals necessary for the issuance of the Company ADSs (including the underlying Ordinary Shares), including all shareholder approvals required in terms of the Company’s memorandum of incorporation and/or the South African Companies Act, 2008 (the “Companies Act”) and/or the listings requirements (the “JSE Listings Requirements”) of the JSE Limited (a company licensed as an exchange under the South African Financial Markets Act, 2012 (the “SA Markets Act”)) (the “JSE”), and all approvals required from the Financial Surveillance Department of South African Reserve Bank (the “SARB”) in terms of the Exchange Control Regulations promulgated in terms of the Currency and Exchanges Act, 1933 (the “Exchange Control Regulations”) (including the necessary approval to sell the Offered Shares), and will timely file with the JSE all documents and notices required by the JSE of companies that have or will issue securities that are traded on the JSE. On or prior to the Closing Date, the Company will obtain approval under JSE Listings Requirements for the listing of the Ordinary Shares underlying the Company ADS’s on the JSE.

(t) To the extent that any approval is required from the SARB in terms of the Exchange Control Regulations for the performance by the Company of its obligations in terms of this Agreement (including, without limitation, to pay an amounts owing to the Underwriters in terms of Section 8 below), the Company hereby undertakes to take all steps necessary in order to obtain such approval, as and when required by the Underwriters.

(u) The Company will promptly notify the Representatives if the Company ceases to be an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”) at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the Offered Securities is not required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) and (B) completion of the Lock-Up Period.

(v) The Company will, on or prior to the Closing Date, deposit the Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement in all material respects and otherwise comply with the Deposit Agreement so that the Firm Securities will be issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters on the Closing Date.

5.2 Of Each Affiliate Selling Shareholder. Each Affiliate Selling Shareholder covenants and agrees with the several Underwriters as follows:

(a) Such Affiliate Selling Shareholder will execute and deliver the Lock-Up Agreement.

(b) Such Affiliate Selling Shareholder will review the Prospectus and will comply with all agreements to which it is a party and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date and will advise the Underwriters prior to the Closing Date if any statements to be made on behalf of such Affiliate Selling Shareholder in the certificate contemplated by Section 9(t) hereof would be inaccurate if made as of the Closing Date.

(c) Such Affiliate Selling Shareholder shall arrange for the timely payment, in accordance with applicable law, of all stock transfer and other taxes (other than income taxes and capital gains taxes) that are required to be paid upon delivery of Offered Shares to the Depositary in connection with the sale and transfer of the Selling Shareholder ADSs to be sold by such Affiliate Selling Shareholder to the Underwriters hereunder and all laws imposing such taxes will have been fully complied with.

(d) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, with respect to the transactions herein contemplated, such Affiliate Selling Shareholder shall deliver to you at least two days prior to the Closing Date a properly completed and executed United States Treasury Department Substitute Form W-8 or Form W-9.

(e) On or prior to the Closing Date, such Affiliate Selling Shareholder has executed the Power of Attorney appointing the individual named therein as such Affiliate Selling Shareholder’s attorney-in-fact (the “Attorney”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (each a “Power of Attorney”).

(f) Such Affiliate Selling Shareholder will, prior to the Closing Date, obtain all approvals required from the SARB in terms of the Exchange Control Regulations for the sale of its Selling Shareholder ADSs to the Depositary, and to the extent that any approval is required from the SARB in terms of the Exchange Control Regulations for the performance by such Affiliate Selling Shareholder of its obligations in terms of this Agreement (including, without limitation, to pay any amounts owing to the Underwriters in terms of Section 8 below), such Affiliate Selling Shareholder hereby undertakes to take all steps necessary in order to obtain such approval, as and when required by the Underwriters.

6. Representations and Warranties.

6.1 Of the Company. The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

(a) At the time of the initial filing of the Registration Statement and the ADS Registration Statement, at the times such are declared or become effective by the Commission, on the date hereof, and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Offered Securities, the Company was not and will not be on the Closing Date or Additional Closing Date, as the case may be, an “ineligible issuer” (as defined in Rule 405 under the Act).

(b) At the times such documents are declared or become effective and on the date hereof, the Registration Statement and the ADS Registration Statement conformed, and any amendment to the Registration Statement and the ADS Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Act and the rules and regulations of the Commission thereunder. No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued by the Commission and no proceedings for that purpose is pending or, to the knowledge of the Company, is threatened or contemplated by the Commission. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed to the requirements of the Act and the rules and regulations of the Commission thereunder with the Commission pursuant to Rule 424(b) of the Act.

(c) The Registration Statement and the ADS Registration Statement do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement and the ADS Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(d) The Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(e) The Time of Sale Information does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(f) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 under the Act), when considered together with the Time of Sale Information, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

(g) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act. The Company has not made any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Company has retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Act) in connection with the offering of the Offered Securities will not be required to be filed pursuant to the Act.

(h) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an Emerging Growth Company.

(i) The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications; provided, however that such Testing-the-Waters Communications are substantially consistent with the Written Testing-the-Waters Communications listed on Schedule V hereto. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule V hereto.

(j) Each Written Testing-the-Waters Communication did not, as of the Time of Sale, when taken together with the most recent Preliminary Prospectus, as of the Time of Sale together with a road show that is a Free Writing Prospectus but is not required to be filed under Rule 433 under the Act (the “Pricing Disclosure Package”), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule V hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein; and the Company has filed publicly on EDGAR at least 21 calendar days prior to any “road show” (as defined in Rule 433 under the Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Offered Securities. Each Written Testing-the-Waters Communications did not, as of the Time of Sale, and at all times through the completion of the public offer and sale of the Offered Securities will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(k) The issued and outstanding share capital of the Company is set forth in the Prospectus as of the date set forth therein. The Ordinary Shares and all other outstanding share capital of the Company, including the Ordinary Shares represented by the ADSs to be sold by the Selling Shareholders, have been, and as of the Closing Date and the Additional Closing Date, as the case may be, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights other than pursuant to applicable law; except as set forth in the Time of Sale Information and the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its share capital or any securities convertible into or exchangeable for any of such share capital; the Company ADSs to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the share capital of the Company conforms to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto); and the delivery of ADRs evidencing the Company ADSs against payment therefor pursuant to the terms of this Agreement will pass valid title to the Company ADSs, free and clear of any claim, encumbrance or defect in title, to the several Underwriters purchasing such Company ADSs in good faith and without notice of any lien, claim or encumbrance. The Offered Shares underlying the Company ADSs, when issued and delivered against payment thereof, may be freely deposited by the Company with the Depositary against issuance of the Offered Securities being sold by the Company.

(l) The ADRs evidencing the Offered Securities are in valid and sufficient form. Upon execution and delivery by the Depositary of the Offered Securities against deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters for the Offered Securities evidenced thereby in accordance with the provisions of this Agreement, such Offered Securities will be duly and validly issued, and the persons in whose names the Offered Securities are registered will be entitled to the rights specified therein and in the Deposit Agreement. The Offered Securities conform in all material respects to the description thereof contained in the Registration Statement and the Time of Sale Information. Except as described in the Registration Statement, the ADS Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no limitations on the rights of holders of Ordinary Shares, Offered Securities or ADRs evidencing the Offered Securities to hold or vote or transfer their respective securities.

(m) Each of the Company and its subsidiaries is duly organized and validly existing as a corporation, limited liability company or other organization in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(n) The issued shares of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are wholly owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims, except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus. The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except as set forth in Exhibit 21 to the Registration Statement. As used in this Agreement, subsidiaries shall mean direct and indirect subsidiaries of the Company.

(o) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission (including the JSE) pending or, to the best knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no material agreements, statutes, regulations, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed in the Registration Statement, the ADS Registration Statement, the Time of Sale Information and the Prospectus as required by the Act. All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. Neither the Company nor the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company under any of such contracts, except where such breach or default would not be reasonably expected to result in a Material Adverse Effect.

(p) Neither the Company nor any of its subsidiaries is (i) in violation of (A) its memorandum of incorporation or bylaws, or other organizational documents, (B) any federal, state or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect or (C) any decree of any federal, state or foreign court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default, except where such event of default would not be reasonably expected to result in a Material Adverse Effect.

(q) The Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and has been duly executed and delivered by the Company, and this Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(r) The Company’s execution and delivery of the Deposit Agreement and the performance by the Company of its obligations under the Deposit Agreement have been duly and validly authorized by the Company (including, to the extend required, by its shareholders) and has been duly executed and delivered by the Company, and the Deposit Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(s) The Deposit Agreement conforms in all material respects to the descriptions thereof contained in the Registration Statement, the ADS Registration Statement, the Time of Sale Information and the Prospectus.

(t) None of the issuance and sale of the Offered Shares by the Company, the deposit of the Offered Shares with the Depositary against issuance of the Offered Securities, the execution, delivery or performance of this Agreement or the Deposit Agreement (this Agreement and the Deposit Agreement together, the “Transaction Documents”) by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required by the JSE and the SARB and as will be obtained by the Closing Date, and for the registration of the Offered Securities and the Offered Shares under the Act, the listing of the Offered Securities for trading on the NYSE, the listing of the Offered Shares on the JSE, the approval of the SARB under the Exchange Control Regulations, the registration of the Offered Securities and the Offered Shares under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for the Financial Industry Regulatory Authority’s (“FINRA’s”) clearance of the underwriting terms of the offering contemplated hereby as required under FINRA’s Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s memorandum of incorporation or the Company’s bylaws or any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of its properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (iv) results in a breach of, or default under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, violations, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect.

(u) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, and except for options to acquire shares issued pursuant to the Company’s equity incentive compensation plans, neither the Company nor any of its subsidiaries has outstanding and at the Closing Date and the Additional Closing Date, as the case may be, will have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Ordinary Shares, ADSs or any warrants or other convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company, other than the Selling Shareholders with respect to the ADSs included in the Registration Statement, as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

(v) PricewaterhouseCoopers Inc., the independent registered public accounting firm who have audited the financial statements (including the related notes thereto) filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto) (“PricewaterhouseCoopers”), are independent public accountants as required by the Act.

(w) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock (other than to the Company or one of its subsidiaries) and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations, (iv) there has not been any material change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect.

(x) All offers and sales of the Company’s shares and other debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(y) The ADSs have been approved for listing on the NYSE under the symbol “MIXT,” subject to official notice of issuance. The Offered Shares underlying the ADSs have been approved for listing on the JSE.

(z) Other than excepted activity pursuant to Regulation M under the Exchange Act, neither the Company nor any of the Company’s subsidiaries, director or officers has taken or will take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares or the ADSs or for any other purpose.

(aa) The Company and each of its subsidiaries have filed all tax returns required to be filed (other than returns as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct in all material respects, and neither the Company nor any subsidiary is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto except as may be contested in good faith by appropriate proceedings. Except as disclosed in the Time of Sale Information and the Prospectus, all material deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed material deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date, all stock transfer and other taxes that are required to be paid in connection with the issue of the Offered Shares to be issued by the Company to the Depositary and the Offered Securities to the Underwriter will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

(bb) Except as set forth in the Time of Sale Information and the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any subsidiary on the other hand that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(cc) Neither the Company nor any of its subsidiaries is, and, after giving effect to the offering and sale of the Company ADSs and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries will be required to register as an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(dd) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, all dividends and other distributions declared and payable on the Ordinary Shares may under the current laws and regulations of the Republic of South Africa be paid to the Depositary, and where they are to be paid from the Republic of South Africa are freely transferrable out of the Republic of South Africa; except for a dividends tax of 15% in South Africa, all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Republic of South Africa and are otherwise free and clear of any other tax, withholding or deduction in the Republic of South Africa and without the necessity of obtaining any governmental authorization in the Republic of South Africa.

(ee) No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties (including STT) are payable in the Republic of South Africa by or on behalf of the Underwriters to any South African taxing authority (i) in connection with (A) the issuance and delivery of Offered Shares by the Company, the issuance of Offered Securities by the Depositary in connection with such issuance and delivery by the Company or the sale and delivery of such Offered Securities to or for the account of the Underwriters, (B) the purchase from the Company of the Company ADSs or the initial sale and delivery of the Company ADSs to the purchasers thereof by the Underwriters or (C) the deposit by the Company of Offered Shares with Standard Bank of South Africa, FirstRand Bank Limited or Societe Generale (ZA), as the case may be, as custodian for the Depositary or (ii) with respect to the Company ADSs and the Offered Shares deposited by the Company, upon the execution and delivery of this Agreement or the Deposit Agreement.

(ff) The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Republic of South Africa and will be honored by courts in the Republic of South Africa. The Company has the power to submit, and pursuant to Section 16 of this Agreement and Section 7.08 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State court and the Southern District of New York (each, a “New York Court”) with respect to the Transaction Documents and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 16 of this Agreement and Section 7.08 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered an authorized agent for service of process in any action arising out of or relating to the Transaction Documents, the Time of Sale Information, the Registration Statement, the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided herein or in the Deposit Agreement.

(gg) None of the Company, any of its subsidiaries or any of their respective properties, assets or revenues has any right of immunity, under the laws of the their respective jurisdiction, the Republic of South Africa or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any South African, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents; and, to the extent that the Company, any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 16 of this Agreement and Section 7.08 of the Deposit Agreement.

(hh) Except as disclosed in the Registration Statement, Time of Sale Information and the Prospectus, any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon the Transaction Documents would be recognized and enforced by (A) South African courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Republic of South Africa, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (iv) an action between the same parties in the same matter is not pending in any South African court at the time the lawsuit is instituted in the foreign court. It is not necessary that the Transaction Documents, the Registration Statement, the Time of Sale Information, the Prospectus or any other document be filed or recorded with any court or other authority in the Republic of South Africa.

(ii) The Company and its subsidiaries have (i) complied with their respective published privacy policies and internal privacy policies and guidelines, except where non-compliance would not reasonably be expected to have a Material Adverse Effect , (ii) implemented or are in the process of implementing procedures to comply with all applicable laws in the Republic of South Africa, the United Kingdom, the United States and Australia (the “Significant Jurisdictions”) relating to data privacy, data protection and data security, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), disclosure and use of personally identifiable information (including personally identifiable information of employees, contractors, and third parties who have provided information to the Company or its subsidiaries); and (iii) implemented and maintained a comprehensive security plan which implements and monitors effective and commercially reasonable administrative, technical and physical safeguards to ensure that personally identifiable information is protected against loss, damage, and unauthorized access, use, modification, or other misuse. There has been no loss, damage, or unauthorized access, use, modification, or breach of security of personally identifiable information maintained by or on behalf of by the Company or any of its subsidiaries, except where such loss, damage, access, use, modification or breach would not reasonably be expected to have a Material Adverse Effect. Within the last five years, no person (including any governmental entity) has made any claim or commenced any action with respect to loss, damage, or unauthorized access, use, modification, or breach of security of personally identifiable information maintained by or on behalf of the Company or any of its subsidiaries and to the knowledge of the Company there is no reasonable basis for any such claim or action that would be reasonably expected to have a Material Adverse Effect. The Company and its subsidiaries have filed any required registrations with applicable data protection authorities in the Significant Jurisdictions.

(jj) Each of the Company and its subsidiaries has good and valid title to all property (real and personal) described in the Time of Sale Information and the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Time of Sale Information and the Prospectus or (ii) such as are not materially burdensome and do not have or will not result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company. All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company.

(kk) Each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except where the failure to have obtained any such permit has not had and will not have a

Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such material permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such material permit or result in any other material impairment of the rights of any such material permit, subject in each case to such qualification as may be set forth in the Time of Sale Information and the Prospectus; and, except as described in the Time of Sale Information and the Prospectus, such material permits contain no restrictions that would be reasonably expected to result in a Material Adverse Effect.

(ll) The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects (i) the financial condition of the Company and its consolidated subsidiaries on the basis stated as of the dates indicated and (ii) the consolidated results of operations, shareholders’ equity and changes in cash flows and the Company’s consolidated subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (the “IASB”), consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Time of Sale Information and the Prospectus; and all disclosures contained in the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Act, to the extent applicable.

(mm) The Company and its subsidiaries maintain a system of internal accounting controls that the Company believes are sufficient to provide reasonable assurances that transactions are properly authorized and recorded and detailed records are kept which accurately and fairly reflect financial activities, so as to permit the preparation of the Company’s consolidated financial statements in conformity with IFRS and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

(nn) The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of

Directors of the Company have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(oo) The Company and, to the knowledge of the Company, the Company’s directors or officers, in their capacities as such, are each in compliance in all material respects with Section 402 of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder;

(pp) The Company is a “foreign private issuer” within the meaning of Rule 405 of the Act.

(qq) The Company has not, prior to the date hereof, made any offer or sale of securities which could be “integrated” for purposes of the Act with the offer and sale of the Offered Securities pursuant to the Registration Statement, the ADS Registration Statement and the Prospectus; and except as disclosed in the Time of Sale Information and the Prospectus, the Company has not sold or issued any security during the 180-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than Ordinary Shares pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Time of Sale Information and the Prospectus;

(rr) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”) or the South African Prevention and Combating of Corrupt Activities Act, 2003 (the “Corruption Act”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act and the Corruption Act) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Foreign Corrupt Practices Act; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the Foreign Corrupt Practices Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith;

(ss) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations

Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions (collectively, “Sanctions”) or located, organized, resident or conducting business in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(tt) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with any applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the “United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (the “Patriot Act”), the “United States Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010” (“CISADA”), the South African Financial Intelligence Centre Act, 2001 or the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency;

(uu) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists, or, to the Company’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Registration Statement, Time of Sale Information and the Prospectus, the Company is not aware that any key employee or significant group of employees of the Company or any of its subsidiaries plans to terminate employment with the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practice, and except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board or the South African Commission for Conciliation, Mediation and Arbitration, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”), the Labour Relations Act, 1995 or the Basic Conditions of Employment Act or any other legislation and or the rules and regulations promulgated thereunder concerning the employees of the Company or any of its subsidiaries.

(vv) The Company and its subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Neither the Company nor any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency where such appearance would have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect.

(ww) The Company and its subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Information and the Prospectus, as being owned by or licensed to them or which are necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) to the Company’s knowledge, the business of the Company as currently conducted does not infringe or misappropriate any Intellectual Property of any third party where such infringement would result in a Material Adverse Effect; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or enforceability of any Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes or otherwise violates (or would, upon the commercialization of any product or service described in the Registration Statement, the Time of Sale Information and the Prospectus that is under development, infringe or violate) any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others; and (v) the Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which material Intellectual Property has been licensed to the Company or any of its subsidiaries, and all such agreements are in full force and effect.

(xx) The Company has procured Lock-Up Agreements, substantially in the form of Exhibit A attached hereto, from each of the individuals and entities listed on Schedule IV hereto.

(yy) To the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors, 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(zz) The Company and its subsidiaries are covered by insurance that is adequate to protect the Company and its subsidiaries against such losses and risks and that is in such amounts as are prudent and customary in the businesses in which the Company and its subsidiaries are engaged.

(aaa) The Company has not established, maintained or contributed to any “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title IV of ERISA or Section 412 or 430 of the Code or Section 302 or 303 of ERISA. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification. There is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor or any other governmental agency or any foreign regulatory agency having jurisdiction over the Company with respect to any employee benefit plan or pension or provident fund of the Company.

(bbb) Although not free from doubt, the Company does not believe that the Company and its subsidiaries, taken as a whole, were a “passive foreign investment company” (as defined in Section 1297 of the Code, and the regulations promulgated thereunder) (a “PFIC”) for U.S. federal income tax purposes for the taxable year ended March 31, 2013. Based on the expected composition of the Company’s assets and income, including its subsidiaries, it is not anticipated that the Company will be treated as a PFIC for the taxable year ended March 31, 2014.

(ccc) There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the ADS Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(ddd) No holder of Ordinary Shares or ADSs after the consummation of the transactions contemplated by the Transaction Documents is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Ordinary Shares or ADSs.

6.2 Of the Affiliate Selling Shareholders. Each Affiliate Selling Shareholder hereby represents and warrants, severally as to itself and not jointly, to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, that:

(a) Such Selling Shareholder is the lawful owner of the Ordinary Shares underlying the Selling Shareholder ADSs to be delivered by such Selling Shareholder pursuant to this Agreement and has, and on the Closing Date and the Additional Closing Date, as the case may be, will have, good and valid title to such Ordinary Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

(b) Such Selling Shareholder has, and on the Closing Date and the Additional Closing Date, as the case may be, will have, full legal right, power and authority, and all authorization and approval required by law (including any approval required in terms of the Exchange Control Regulations), to enter into (i) this Agreement and (ii) the Power of Attorney of such Selling Shareholder to sell, assign, transfer and deliver the Ordinary Shares underlying the Selling Shareholder ADSs to be sold by such Selling Shareholder in the manner provided herein.

(c) Each of this Agreement and the Power of Attorney of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable as to such Selling Shareholder in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which a proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and, pursuant to such Power of Attorney, such Selling Shareholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Shareholder’s behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Selling Shareholder ADSs to be sold by such Selling Shareholder pursuant to this Agreement.

(d) None of the sale of the Selling Shareholder ADSs by such Selling Shareholder, the execution, delivery or performance by such Selling Shareholder of this Agreement and Power of Attorney of such Selling Shareholder by or on behalf of such Selling Shareholder nor the consummation by such Selling Shareholder of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body or administrative agency or other governmental body, agency or official (except such as may be required by the JSE and the SARB and for the registration of the Offered Securities and the Offered Shares of the Selling Shareholders under the Act, the listing of the Offered Securities of the Selling Shareholders for trading on the NYSE, the registration of the Offered Shares of the Selling Shareholders under the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for FINRA’s clearance of the underwriting terms of the offering contemplated hereby as required under FINRA’s Rules of Fair Practice or except as required in terms of the Exchange Control Regulations from the SARB, which SARB approval has been obtained), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of such Selling Shareholder, if such Selling Shareholder is not an individual, or any agreement, indenture, lease or other instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any property of such Selling Shareholder is bound or (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to such Selling Shareholder or any property of such Selling Shareholder, except for such conflicts, breaches, defaults or violations that will not, individually or in the aggregate, result in a Material Adverse Effect.

(e) The information in the Prospectus under the caption “Selling Shareholders” that specifically relates to such Selling Shareholder does not, and will not on the Closing Date or the Additional Closing Date, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) At any time prior to the Closing Date or the Additional Closing Date, as the case may be, if there is any change in the information referred to in Section 6.2(e) hereof, such Selling Shareholder will promptly notify the Representatives of such change.

(g) Other than excepted activity pursuant to Regulation M under the Exchange Act, such Selling Shareholder, its affiliates, control persons, officers, employees and agents have not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of the Ordinary Shares or the ADSs to facilitate the sale or resale of the Offered Securities.

(h) Upon delivery of and payment for the Selling Shareholder ADSs to be sold by such Selling Shareholder pursuant to this Agreement, good and valid title to such Selling Shareholder ADSs will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

(i) Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or the ADS Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are being exercised in the offering contemplated by this Agreement or such rights as have been duly waived.

(j) Such Selling Shareholder is not prompted to sell the Selling Shareholder ADSs by any material information concerning the Company that is not set forth in the Registration Statement, the Prospectus and the Time of Sale Information, including without limitation any material adverse change, since the date of the most recent financial statements included in the Prospectus, in the condition (financial or otherwise), business, management, results of operations or prospects of the Company and its subsidiaries taken as a whole that is not otherwise disclosed in the Registration Statement.

7. Expenses. (a) Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following expenses incidental to the performance of the obligations of the Company (except for the expenses payable by the Selling Shareholders pursuant to Section 7(b) hereof): (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Offered Securities and the Offered Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the ADS Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the ADS Registration Statement the Prospectus, each Preliminary Prospectus, the Time of Sale Information, any Written Testing-the-Waters Communication and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Offered Securities; (iii) consistent with the provisions of Section 5.1(j), all reasonable expenses in connection with the qualification of the Offered Securities for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith (such fees and expenses not to exceed $2,500); (iv) the filing fees incidental to securing any required review by FINRA of the fairness of the terms of the sale of the Offered Securities; (v) the fees and expenses associated with listing the Offered Securities on the NYSE or the Offered Shares on the JSE; (vi) the cost of preparing stock certificates or any ADRs evidencing the Offered Securities; (vii) the costs and charges of any transfer agent, registrar or depositary; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Offered Securities to the respective Underwriters; (ix) all other fees, costs and expenses referred to in the section titled “Expenses Relating to this Offering” in the Registration Statement, the Time of Sale Information and the Prospectus; and (x) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in the “roadshow” or any Testing-the-Waters Communications for the offering contemplated hereby. Expenses incurred for the use of any private airplane during the roadshow shall be borne one-third by the Company and one-third by each of the Representatives, except in circumstances in which any single party uses such private airplane, then that party will pay all expenses incurred in such use. Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5.1(l) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5.1(l).

(b) Each Selling Shareholder will pay the fees and disbursements of its counsel and accountants, if any, incidental to the performance of its obligations under this Agreement.

8. Indemnification and Contribution. (a) Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, in the Registration Statement, the ADS Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter, or by or on behalf of the Selling Shareholders, as the case may be, expressly for use in connection therewith. This indemnification shall be in addition to any liability that the Company may otherwise have.

(b) Subject to the limitations in this paragraph below, each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all Damages arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement, the ADS Registration Statement, the Time of Sale Information, any free writing prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, but only with respect to information relating to such Selling Shareholder furnished in writing to you by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement, the Time of Sale Information, any free writing prospectus, any Written Testing-the-Waters Communication or the Prospectus or in any amendment or supplement thereto; provided, however, that the liability under this Section 8(b) of each Selling Shareholder shall be limited to an amount equal to the aggregate net proceeds after underwriting discounts and commissions, but before expenses, to such Selling Shareholder from the sale of the Shares sold by such Selling Shareholder hereunder. This indemnification shall be in addition to any liability that the Selling Shareholders or any Selling Shareholder may otherwise have.

(c) If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company and the Selling Shareholders, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have reasonably concluded, based on advice of its outside counsel, that one or more legal defenses may be available to the Underwriter that may not be available to the Company or the Selling Shareholders, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Company and the Selling Shareholders, as applicable, shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first and second paragraph of this Section 8.

(d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Selling Shareholders, their respective directors, officers, employees and agents and any person who controls the Company or the Selling Shareholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company and the Selling Shareholders to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the ADS Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company or the Selling Shareholders, any of their respective directors, any of their respective officers or any such controlling person based on the Registration Statement, the ADS Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company and the Selling Shareholders by the immediately preceding paragraph (except that if the Company and the Selling Shareholders shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company and the Selling Shareholders, their respective directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

(e) In any event, no party will, without the prior written consent of each person entitled to indemnification hereunder, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the party that is entitled to indemnification hereunder is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of persons entitled to indemnification hereunder from all liability arising out of such claim, action, suit or proceeding.

(f) If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, respectively, on the one hand, and the Underwriters on the other hand, from the offering and sale of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company and the Selling Shareholders, respectively, on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company and the Selling Shareholders, respectively, on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Securities hereunder, any determination of the relative benefits received by the Company and the Selling Shareholders or the Underwriters from the offering of the Offered Securities shall include the net proceeds (before deducting expenses) received by the Company and the Selling Shareholders, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Securities, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Shareholders, respectively, on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Offered Securities underwritten by it and distributed to the public and no Selling Shareholder shall be required to contribute any amount in excess of the aggregate gross proceeds after underwriting discounts or commissions, but before expenses, to such Selling Shareholder from the sale of the Offering Securities sold by such Selling Shareholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Securities set forth opposite their names in Schedule I hereto (or such numbers of Firm Securities increased as set forth in Section 10 hereof) and not joint.

(g) Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the several, and not joint, representations and warranties of the Company and the Selling Shareholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) acceptance of any Offered Securities and payment therefor hereunder and (ii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company or the Selling Shareholders, their respective directors or officers or any person controlling the Company or the Selling Shareholders, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Offered Securities hereunder are subject to the following conditions:

(a) The Registration Statement and the ADS Registration Statement shall have become effective and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

(b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the ADS Registration Statement, the Time of Sale Information and Prospectus, (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened, which if adversely determined would have a Material Adverse Effect and (v) there shall not have been any material adverse change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company and its subsidiaries taken as a whole that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Offered Securities as contemplated hereby.

(c) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Akerman Senterfitt LLP, U.S. counsel to the Company, substantially in the form of Exhibit B hereto.

(d) You shall have received on the Closing Date (and the Additional Closing Date, if any) opinions of Werksmans Attorneys, South African counsel to the Company, substantially in the form of Exhibit C hereto.

(e) You shall have received on the Closing Date (and the Additional Closing Date, if any) the opinion of Sydney Mitchell LLP, United Kingdom counsel to the Company, substantially in the form of Exhibit D hereto.

(f) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Werksmans Attorneys substantially in the form of Exhibit E hereto.

(g) You shall have received on the Closing Date (and the Additional Closing Date, if any) the opinion of Clayton Utz, Australian counsel to the Company, substantially in the form of Exhibit F hereto.

In rendering the opinions as provided for in Sections 9(c), (d), (e), (f) and (g), counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials.

(h) You shall have received on the Closing Date (and the Additional Closing Date, if any), an opinion of Morrison & Foerster LLP with respect to the issuance and sale of the Offered Securities, the Registration Statement and other related matters as you may reasonably request.

(i) You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Emmet, Marvin & Martin, LLP, as counsel for the Depositary, substantially in the form set forth in Exhibit G hereto.

(j) The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all action necessary to permit the issue and deposit of the Company’s Offered Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement, including, in the case of the Company, having obtained the approval of its shareholders for the issuance of its Offered Shares in accordance with the JSE Listings Requirements.

(k) The Depositary shall have furnished or caused to be furnished to the Representatives on the Closing Date or Additional Closing Date, as the case may be, certificates satisfactory to the Representatives evidencing the deposit with it of the Offered Shares being so deposited against issuance of the Offered Securities to be delivered by the Company on the Closing Date or Additional Closing Date, as the case may be, and the execution, countersignature (if applicable), issuance and delivery of such Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(l) You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of PricewaterhouseCoopers, substantially in the forms heretofore approved by you.

(m) (i) No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission; (ii) no order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the qualification or registration of the Offered Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with; (iv) after the date hereof, no amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(m) and in Sections 9(b) and 9(n) hereof.

(n) The Company and the Selling Shareholders shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

(o) The Company and the Selling Shareholders shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(p) At or prior to the Closing Date, you shall have received Lock-Up Agreements from each of the Company’s senior executive officers and directors set forth on Schedule IV and the Selling Shareholders.

(q) At or prior to the Effective Date, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

(r) You will be satisfied that, by the Closing Date, the Company’s Offered Shares will be approved for listing on the JSE and settlement through the electronic settlement system of Strate Ltd. and no order suspending the offering of the Offered Shares shall have been issued and no proceeding for any such purpose shall have been instituted or threatened by the JSE. The Shares shall have been accepted by Strate Ltd. for clearing and settlement in its electronic settlement system.

(s) All relevant approvals required for the performance of this Agreement and the transactions contemplated by this Agreement from the SARB in terms of the Exchange Control Regulations shall have been duly obtained and be in full force and effect.

(t) [You shall be satisfied that, and you shall have received a certificate dated the Closing Date or Additional Closing Date, as the case may be, from each Affiliate Selling Shareholder to the effect that, as of the Closing Date or Additional Closing Date, as the case may be: (i) the representations and warranties made by such Affiliate Selling Shareholders herein are true and correct in all material respects on the Closing Date or Additional Closing Date, as the case may be, and (ii) such Affiliate Selling Shareholder has complied with all obligations and satisfied all conditions that are required to be performed or satisfied on his or its part at or prior to the Closing Date or Additional Closing Date, as the case may be.][We would like to delete this deliverables requirement given the burden in collecting them and the deemed bring-down of the reps in Section 6.2.]

(u) You shall have received the Selling Shareholder Agreement from each Selling Shareholder party thereto.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c), (d), (e), (f), (g) and (h) shall be revised to reflect the sale of Additional Securities.

If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

10. Reserved.

11. Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Firm Securities that it or they have agreed to purchase hereunder, and the aggregate number of Firm Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Securities, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Securities set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Securities set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement among Underwriters, to purchase the Firm Securities that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company, or any Selling Shareholder. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement, the ADS Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

12. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Securities), as the case may be, in your sole judgment, (i) trading in the Company’s Ordinary Shares or ADSs shall have been suspended by the Commission or the NYSE or the JSE, as the case may be, (ii) trading in securities generally on the NYSE or the JSE shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States and/or South Africa, in your judgment, is material and adverse and such as to make it impracticable or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities. Notice of such cancellation shall be promptly given to the Company and the Selling Shareholders and their counsels by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

13. Failure of One or More of the Selling Shareholders to Sell and Deliver the Offered Securities. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the ADSs to be sold and delivered by such Selling Shareholders at the Closing Date pursuant to this Agreement, and/or the Selling Shareholder Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 7 and 8 hereof, the Company or the Selling Shareholders or (ii) purchase the ADSs that the Company and other Selling Shareholders have agreed to sell and deliver in accordance with the terms hereof and thereof. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the ADSs to be sold and delivered by such Selling Shareholders pursuant to this Agreement and/or the Selling Shareholder Agreement, at the Closing Date or Additional Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Shareholders, to postpone the Closing Date or the Additional Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, the ADS Registration Statement and the Prospectus or any other documents or arrangements may be effected.

14. Information Furnished by the Underwriters. The Company acknowledges that the fourth, tenth, eleventh, twelfth, thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting” in any Preliminary Prospectus or the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6.1(c), 6.1(d), 6.1(e) and 8 hereof.

15. Miscellaneous. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i)	to the Company

MiX Telematics Limited

Howick Close

Waterfall Park, Midrand, South Africa

Attention: Megan Pydigadu

with a copy to

Akerman Senterfitt LLP

666 Fifth Avenue

New York, New York 10103

Attention: Kenneth G. Alberstadt/Carlos E. Méndez-Peñate

(ii)	to the Underwriters

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: John Critchlow

with a copy to

Morrison & Foerster, LLP

1290 Avenue of the Americas

New York, New York 10104-0050

Attention: Anna T. Pinedo

(iii)	to the Selling Shareholders

Howard Scott

in care of MiX Telematics Limited

Howick Close

Waterfall Park, Midrand, South Africa

with a copy to

Akerman Senterfitt LLP

666 Fifth Avenue

New York, New York 10103

Attention: Kenneth G. Alberstadt/Carlos E. Méndez-Peñate.

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and the Selling Shareholders. This Agreement may not be amended or modified except by a written instrument signed by the party against whom such amendment or waiver is sought to be enforced.

16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Company, the Selling Shareholders and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

17. No Fiduciary Duty. Notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Company acknowledges and agrees that (i) nothing herein shall create a fiduciary or agency relationship between the Company, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to either the Company in connection with this offering, the sale of the Offered Securities or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Offered Securities; (iii) the relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Offered Securities was established by the Company and the Underwriters based on discussions and arms’ length negotiations and the Company understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the offering contemplated hereby that are not limited to the difference between the price to the public and the purchase price paid to the Company for the Offered Securities and such interests may differ from the interests of the Company, and the Underwriters have no obligation to disclose, or account to the Company for any benefit they may derive from such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by the applicable law, any claims it may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

18. Research Analyst Independence. The Company and Selling Shareholders acknowledge that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Offered Securities and/or the offering that differ from the views of their respective investment banking divisions. The Company and Selling Shareholders hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company and/or Selling Shareholders by any Underwriter’s investment banking division. The Company and the Selling Shareholders acknowledge that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the several Underwriters.

Very truly yours,

MIX TELEMATICS LIMITED

President and Chief Executive Officer

THE AFFILIATED SELLING SHAREHOLDERS NAMED IN SCHEDULE II HERETO, ACTING SEVERALLY

By:
Attorney-in-Fact

CONFIRMED as of the date first above mentioned, on behalf of the Representatives and the other several Underwriters named in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:
Authorized Representative

WILLIAM BLAIR & COMPANY, L.L.C.

By:
Authorized Representative

SCHEDULE I

Name	Number of Firm Securities

Raymond James & Associates, Inc.

William Blair & Company, L.L.C.

Canaccord Genuity Inc.

Oppenheimer & Co. Inc.

Total:

SCHEDULE II

Schedule of Selling Shareholders

Selling Shareholders Party to the Selling Shareholder Agreement:

Shareholder	Number of Firm Securities	Number of Additional Securities

GAF Trust
Masalini Capital Proprietary Limited
Masalini Investments No.3 Proprietary Limited
Thynk Capital Proprietary Limited
Quintin and Jean Baillie
Richard Friedman
Pauline Friedman
Susan Huxter
Eveanne Friedman
RFAI Services CC
The Josam Trust
Peter & Marie Welgemoed
Insight Consulting CC
Carol Rangecroft

Selling Shareholders Party to the Underwriting Agreement (each, an “Affiliate Selling Shareholder”):

Shareholder	Number of Firm Securities	Number of Additional Securities
IS Wealth Creator SPI Sr Bruyns
Stefan Joselowitz
Riëtte Botha
Terence Buzer
Howard Scott

SCHEDULE III

Issuer Free Writing Prospectuses

SCHEDULE IV

Persons Subject to Lock-up

Hubert Brody

Robin Frew

Chris Ewing

Fundiswa Roji

Roy Shough

Anthony Welton

Stefan Joselowitz

Riëtte Botha

Terry Buzer

Megan Pydigadu

Howard Scott

Charles Tasker

Brendan Horan

Gert Pretorius

Enos Banda

Imperial Group Holdings

GAF Trust

Masalini Capital (Pty) Ltd

Thynk Capital (Pty)

Masalini No.3 Pty Ltd

Q & J Baillie(Non-Res)

Richard Friedman

Deanery Investments Holdings Limited c/o Pictet et Cie Banquiers

Deanery Investment Limited c/o UBS Zurich AG-Client Assets

Pauline Friedman

Susan Huxter

Eveanne Friedman

RFAI Services CC

The Josam Trust

Piet & Marie Welgemoed

IS Wealth Creator SPI Sr. Bruyns

Insight Consulting CC

Ms. Carol Rangecroft

SCHEDULE V

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

EXHIBIT A

Form of Lock-up Agreement

EXHIBIT B

Form of Opinion of U.S. Counsel to the Company

EXHIBIT C

Form of Opinion of South African Counsel to the Company

EXHIBIT D

Form of Opinion of United Kingdom Counsel to the Company

EXHIBIT E

Form of Opinion of Werksmans Attorneys

EXHIBIT F

Form of Opinion of Clayton Utz

EXHIBIT G

Form of Opinion of Counsel to the Depositary

EXHIBIT H

Selling Shareholder Agreement